Exhibit 4.14

ENERGY TRANSFER LP

(FORMERLY ENERGY TRANSFER EQUITY, L.P.),

as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of [                ], 2019

to

Indenture dated as of September 20, 2010

7.500% Senior Notes due 2020

4.250% Senior Notes due 2023

5.875% Senior Notes due 2024

5.500% Senior Notes due 2027

THIS NINTH SUPPLEMENTAL INDENTURE dated as of [            ], 2019 (this “Ninth Supplemental Indenture”), is between Energy Transfer LP, a Delaware limited partnership (formerly Energy Transfer Equity, L.P.) (the “Partnership”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Partnership has executed and delivered to the Trustee an Indenture, dated as of September 20, 2010 (the “Base Indenture”), and has duly issued: (i) $1,800,000,000 aggregate principal amount of 7.500% Senior Notes due 2020 (the “2020 Notes”), of which $1,187,032,000 in aggregate principal amount are outstanding as of the date hereof, pursuant to the Base Indenture, as supplemented by the First Supplemental Indenture, dated as of September 20, 2010 (the “First Supplemental Indenture”), Second Supplemental Indenture, dated as of December 20, 2011, Second Supplemental Indenture, dated as of February 16, 2012, Third Supplemental Indenture, dated as of April 24, 2012, and Fifth Supplemental Indenture, dated as of May 28, 2014 (the “Fifth Supplemental Indenture”) (the Base Indenture, as so supplemented, the “2020 Notes Indenture”); (ii) $1,150,000,000 aggregate principal amount of 5.875% Senior Notes due 2024 (the “2024 Notes”), all of which are outstanding as of the date hereof, pursuant to the Base Indenture, as supplemented by the Fourth Supplemental Indenture, dated as of December 2, 2013 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, dated as of May 28, 2014 (the Base Indenture, as so supplemented, the “2024 Notes Indenture”); (iii) $1,000,000,000 aggregate principal amount of 5.500% Senior Notes due 2027 (the “2027 Notes”), all of which are outstanding as of the date hereof, pursuant to the Base Indenture, as supplemented by the Seventh Supplemental Indenture, dated as of May 22, 2015 (the “Seventh Supplemental Indenture” and, the Base Indenture, as so supplemented, the “2027 Notes Indenture); and (iv) $1,000,000,000 aggregate principal amount of 4.250% Senior Notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the 2024 Notes and the 2027 Notes, the “Notes”), all of which are outstanding as of the date hereof, pursuant to the Base Indenture, as supplemented by the Eighth Supplemental Indenture, dated as of October 18, 2017 (the “Eighth Supplemental Indenture” and, the Base Indenture, as so supplemented, the “2023 Notes Indenture” and, each of the 2020 Notes Indenture, the 2024 Notes Indenture, the 2027 Notes Indenture and the 2023 Notes Indenture, an “Indenture”);

WHEREAS, the Notes represent all of the outstanding Securities issued pursuant to the Base Indenture;

WHEREAS, Section 9.02 of the Base Indenture provides that, with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class), the Partnership and the Trustee may enter into a supplemental indenture for the purpose of amending or supplementing each Indenture (subject to certain exceptions);

WHEREAS, the Partnership is undertaking to execute and deliver this Ninth Supplemental Indenture to amend or eliminate certain terms and covenants in each Indenture upon the terms and subject to the conditions set forth in the Partnership’s Prospectus, dated as of [            ], 2019 (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the Partnership’s Registration Statement on Form S-4 (File No. 333-[            ]), filed with the SEC on February [25], 2019 and declared effective on [            ], 2019;

WHEREAS, the Holders of a majority in aggregate principal amount of Notes outstanding have consented to the amendments to each Indenture set forth below in this Ninth Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Base Indenture, the Partnership has requested that the Trustee join in the execution of this Ninth Supplemental Indenture;

WHEREAS, the execution and delivery of this Ninth Supplemental Indenture have been duly authorized by the parties hereto, and all conditions and requirements necessary to make this Ninth Supplemental Indenture a valid and binding agreement of the Partnership enforceable in accordance with its terms have been duly performed and complied with; and

WHEREAS, the Partnership has heretofore delivered or is delivering contemporaneously herewith to the Trustee a copy of the Board Resolution authorizing the execution of this Ninth Supplemental Indenture, the Officers’ Certificate and the Opinion of Counsel described in Sections 9.02, 9.06, 11.04 and 11.05 of the Base Indenture, and a written request to execute this Ninth Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

RELATION TO EACH INDENTURE; DEFINITIONS

Section 1.1 Relation to Each Indenture.

With respect to each series of Notes, this Ninth Supplemental Indenture constitutes an integral part of each Indenture.

Section 1.2 Generally.

The rules of interpretation set forth in each Indenture shall be applied hereto as if set forth in full herein.

Section 1.3 Definition of Certain Terms.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in each Indenture, as applicable.

ARTICLE II

AMENDMENT OF EACH INDENTURE

Section 2.1 Effectiveness of Ninth Supplemental Indenture.

This Ninth Supplemental Indenture shall become effective as of the date hereof.

Section 2.2 Amendments to Each Indenture.

(a)

With respect to each series of Notes, Section 4.03 (“SEC Reports; Financial Statements”), Section 4.05 (“Existence”) and Section 5.01 (“Limitations on Mergers and Consolidations”) of each Indenture shall be deleted in their entirety and replaced with “RESERVED”;

(b)	With respect to the 2020 Notes:

(i)

Section 5.1 (“Change of Control”), Section 5.2 (“Limitation on Liens”), Section 5.3 (“Restriction on Sale-Leasebacks”) and Section 5.4 (“Limitation on Transactions with Affiliates”) of the First Supplemental Indenture shall be deleted in their entirety and replaced with “RESERVED”; and

(ii)	Section 6.01 of the 2020 Notes Indenture shall be amended by deleting clauses (e), (f) and (g) in their entirety and replacing each such clause with “RESERVED”.

(c)	With respect to the 2024 Notes:

(i)

Section 5.1 (“Change of Control”), Section 5.2 (“Limitation on Liens”), Section 5.3 (“Restriction on Sale-Leasebacks”) and Section 5.4 (“Limitation on Transactions with Affiliates”) of the Fourth Supplemental Indenture shall be deleted in their entirety and replaced with “RESERVED”; and

(ii)	Section 6.01 of the 2024 Notes Indenture shall be amended by deleting clauses (e), (f), (g), (h) and (i) in their entirety and replacing each such clause with “RESERVED”.

(d)	With respect to the 2027 Notes:

(i)

Section 5.1 (“Change of Control”), Section 5.2 (“Limitation on Liens”), Section 5.3 (“Restriction on Sale-Leasebacks”) and Section 5.4 (“Limitation on Transactions with Affiliates”) of the Seventh Supplemental Indenture shall be deleted in their entirety and replaced with “RESERVED”; and

(ii)	Section 6.01 of the 2027 Notes Indenture shall be amended by deleting clauses (e), (f), (g), (h) and (i) in their entirety and replacing each such clause with “RESERVED”.

(e)	With respect to the 2023 Notes:

(i)

Section 5.1 (“Change of Control”), Section 5.2 (“Limitation on Liens”), Section 5.3 (“Restriction on Sale-Leasebacks”) and Section 5.4 (“Limitation on Transactions with Affiliates”) of the Eighth Supplemental Indenture shall be deleted in their entirety and replaced with “RESERVED”; and

(ii)	Section 6.01 of the 2023 Notes Indenture shall be amended by deleting clauses (e), (f), (g), (h) and (i) in their entirety and replacing each such clause with “RESERVED”.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Ratification of Each Indenture.

Each Indenture, as supplemented by this Ninth Supplemental Indenture, is in all respects ratified and confirmed, and this Ninth Supplemental Indenture shall be deemed part of each Indenture in the manner and to the extent herein and therein provided.

Section 3.2 Trustee Not Responsible for Recitals.

The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture or of the Notes.

Section 3.3 Headings.

The headings of the Articles and Sections of this Ninth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.4 Counterpart Originals.

The parties may sign any number of copies of this Ninth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Ninth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Ninth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Ninth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.5 Governing Law.

THIS NINTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUER:

ENERGY TRANSFER LP

By:	LE GP, LLC,
its general partner

By:
Name:
Title:

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Ninth Supplemental Indenture